NAPCO Window Systems, Inc., a manufacturer of vinyl windows, announced today it is considering the possible closure of its Sarver, Pennsylvania facility. The Sarver plant currently employs approximately 95 employees.

“Decisions of this kind are always difficult” said NAPCO Window Systems President Jeff Klein. “While we have yet to reach a final decision, we must address this issue due to excess production capacity,” Klein indicated.

Klein also indicated that if the decision to close is made, he was committed to dealing with the affected employees in a fair manner and also to ensuring that NAPCO Window

System’s customers would see no change in service levels. “We are fully capable of meeting the needs of NAPCO Window System’s customers from our other manufacturing facilities.

In fact, much of the NAPCO Window System’s product line is currently produced at our other facilities.  We remain committed to our NAPCO Window System’s customers,” Klein said.

NAPCO’s products are distributed through wholesale distributors, lumberyards and regional dealers.

NAPCO Window Systems, Inc. is a wholly owned subsidiary of Ply Gem Industries, Inc.